Exhibit 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Elise Chittick	Scott Eckstein
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3766

ASHFORD TRUST REPORTS THIRD QUARTER 2014 RESULTS

12.4% RevPAR Increase for All Hotels for the Third Quarter

Pro Forma Hotel EBITDA Increased 18.1% over the Prior Year

DALLAS, October 30, 2014 —Ashford Hospitality Trust, Inc. (NYSE: AHT) (“the Company” or “Ashford Trust”) today reported financial results and performance measures for the third quarter ended September 30, 2014.  Prior to the third quarter of 2013, the Company reported its Legacy Portfolio and Highland Hospitality Portfolio pro forma hotel operating statistics separately.  In the third quarter 2013, the Company changed its reporting format and now combines the pro forma hotel operating statistics for its Legacy Portfolio and Ashford Trust’s pro rata share of the Highland Hospitality Portfolio as the Ashford Trust Portfolio.  The performance measurements for Occupancy, Average Daily Rate (ADR), Revenue Per Available Room (RevPAR), and Hotel Operating Profit (or Hotel EBITDA) are pro forma.  Unless otherwise stated, all reported results compare the third quarter ended September 30, 2014, with the third quarter ended September 30, 2013 (see discussion below).  The reconciliation of non-GAAP financial measures is included in the financial tables accompanying this press release.

FINANCIAL AND OPERATING HIGHLIGHTS

•                  RevPAR for the Ashford Trust Portfolio hotels increased 12.4% during the quarter

•                  RevPAR for all Ashford Trust Portfolio hotels not under renovation increased 12.9% during the quarter

•                  Hotel EBITDA increased 18.1% for all Ashford Trust Portfolio hotels

•                  Hotel EBITDA flow-through was 48.2% for all Ashford Trust Portfolio hotels

•                  Net loss attributable to common shareholders for the Company was $22.0 million, or $0.24 per diluted share, compared with net loss attributable to common shareholders of $24.8 million, or $0.31 per diluted share, in the prior-year quarter

•                  Adjusted funds from operations (AFFO) for the Company was $0.25 per diluted share for the quarter as compared with $0.25 from the prior-year quarter

•                  The prior year results include the operations of the Ashford Prime portfolio

•                  On July 18, 2014, the Company closed on the $8.0 million acquisition of the 39-room Ashton Hotel in Fort Worth, TX

•                  On July 28, 2014, the Company announced it had refinanced three mortgage loans with an outstanding balance of $325 million with new loans totaling $469 million resulting in approximately $104 million of excess proceeds after reserves and closing costs; the refinancing also unencumbered two hotels

•                  On August 6, 2014, the Company closed on the $50.0 million acquisition of the 357-room Fremont Marriott Silicon Valley

•                  At the end of the third quarter 2014, the Company had total net working capital of $547 million, including its pro rata share of the Highland Hospitality Portfolio net working capital and the market value of its OP Units in Ashford Prime

-MORE-

CAPITAL EXPENDITURES

•                  Capex invested in the quarter for the Ashford Trust Portfolio was $41.3 million

CAPITAL STRUCTURE

At September 30, 2014, the Company had total assets of $2.9 billion in continuing operations, and $3.9 billion overall including the Highland Hospitality Portfolio which is not consolidated.  As of September 30, 2014, the Company had $2.0 billion of mortgage debt in continuing operations and $2.8 billion overall including the Highland Hospitality Portfolio.  Ashford Trust’s total combined debt had a blended average interest rate of 5.3%.

On July 18, 2014, the Company closed on the acquisition of the 39-room Ashton Hotel in Fort Worth, Texas for $8.0 million.  The Ashton Hotel is a luxury, boutique hotel located in downtown Fort Worth, two blocks from the Company’s Hilton Fort Worth.  The Company’s affiliated property management company, Remington Lodging, took over management of the hotel at closing and will complex the executive staff with the Hilton.  During 2013, the Ashton Hotel achieved occupancy of 70% with an Average Daily Rate of $213.  The Company financed the hotel with a non-recourse, $5.5 million loan with a term of five years.

On July 28, 2014, the Company announced it had successfully refinanced three mortgage loans with an outstanding balance of approximately $325 million.  The three previous mortgage loans that were refinanced include: the $135 million J.P. Morgan Floater loan; the $101 million UBS 1 loan; and the $89 million Merrill Lynch 3 loan.  The new loans total $469 million and include a $301 million loan with a two-year initial term and three one-year extension options that bears interest at a floating rate of LIBOR + 4.35%; a $62.9 million loan with a two-year initial term and three one-year extension options that bears interest at a floating rate of LIBOR + 4.35%; a $67.52 million loan with a ten-year term that bears interest at a fixed rate of 5.20%; a $12.5 million loan with a ten-year term that bears interest at a fixed rate of 4.85%; and a $24.98 million loan with a ten-year term that bears interest at a fixed rate of 4.90%.  In total, the refinancing resulted in excess net proceeds, after closing costs and capital expenditure reserves, of approximately $104 million, and unencumbered two hotels.

On August 6, 2014, the Company closed on its acquisition of the 357-room Fremont Marriott Silicon Valley hotel at a purchase price of $50.0 million.  On a forward 12-month basis, the purchase price represents an estimated cap rate of 8.1% on net operating income, which equates to an expected 10.0x forward EBITDA multiple.  Located in the vibrant Silicon Valley submarket of the Bay Area in Northern California, the hotel features approximately 15,000 square feet of meeting space spread across 19 flexible meeting areas.  The Company financed the property with a $37.5 million non-recourse mortgage loan.  The loan has a term of two years with three one-year extension options and bears interest at a floating rate of LIBOR + 4.20%.  At closing, the management of the property was transferred to Remington Lodging.

PORTFOLIO REVPAR

As of September 30, 2014, the Ashford Trust Portfolio consisted of direct hotel investments with 116 properties classified in continuing operations.  During the third quarter of 2014, 110 of the Ashford Trust Portfolio hotels included in continuing operations were not under renovation.  The Company believes reporting its operating metrics for the Ashford Trust Portfolio hotels in continuing operations on a pro forma total basis (all 116 hotels) and pro forma not under renovation basis (110 hotels) is a measure that reflects a meaningful and focused comparison of the operating results in its portfolio.  Details of each category are provided in the tables attached to this release.

•                  Pro forma RevPAR increased 12.4% to $108.42 for all hotels in the Ashford Trust Portfolio on a 6.4% increase in ADR and a 5.6% increase in occupancy

•                  Pro forma RevPAR increased 12.9% to $109.71 for hotels not under renovation in the Ashford Trust Portfolio on a 6.5% increase in ADR and a 6.1% increase in occupancy

HOTEL EBITDA MARGINS AND QUARTERLY SEASONALITY TRENDS

The Company believes year-over-year Hotel EBITDA and Hotel EBITDA Margin comparisons are more meaningful to gauge the performance of the Company’s hotels than sequential quarter-over-quarter comparisons.  Given the substantial seasonality in the Company’s portfolio and its active capital recycling, to help investors better understand this seasonality, the Company provides quarterly detail on its Hotel EBITDA and Hotel EBITDA Margin for the current and certain prior-year periods based upon the number of hotels in the Ashford Trust Portfolio, including its pro-rata share of the Highland Hospitality Portfolio as of the end of the current period.  As the Company’s portfolio mix changes from time to time so will the seasonality for Pro forma Hotel EBITDA and Pro forma Hotel EBITDA margin.  The details of the quarterly calculations for the previous four quarters for the 116 Ashford Trust Portfolio hotels are provided in the table attached to this release.

ASHFORD, INC. SPIN-OFF

As previously disclosed on February 27, 2014, Ashford Trust’s Board of Directors unanimously approved a plan to spin-off its asset management business into a separate publicly traded company in the form of a taxable distribution.  The distribution will be comprised of common stock in Ashford, Inc. (“Ashford Inc.”), a newly formed or successor company of the Company’s existing advisor subsidiary, Ashford Hospitality Advisors LLC, which currently advises Ashford Hospitality Prime, Inc. (NYSE: AHP) (“Ashford Prime”).  This distribution is currently anticipated to be declared sometime during November of 2014; however, it remains subject to the approval of the listing of shares by the NYSE MKT Exchange and other legal requirements.  The Company cannot be certain this distribution will proceed or proceed in the manner as currently anticipated.  Ashford Inc. has filed an application to list its shares of common stock on the NYSE MKT Exchange, under the symbol “AINC.”  For additional information, please refer to the registration statement on Form S-4 of Ashford Inc., as declared effective by the SEC on October 7, 2014, and the information statement included in the Form 10, filed with the SEC on October 3, 2014.

COMMON STOCK DIVIDEND

On September 15, 2014, the Company announced that its Board of Directors had declared a quarterly cash dividend of $0.12 per diluted share for the Company’s common stock for the third quarter ending September 30, 2014, payable on October 15, 2014, to shareholders of record as of September 30, 2014.

“Our hotel assets generated outstanding performance this past quarter as our RevPAR and EBITDA growth demonstrates.  In fact, the Hotel EBITDA growth in the third quarter for our two most recent acquisitions, the Ashton Hotel and the Fremont Marriott Silicon Valley was 301% and 63%, respectively.  At the same time, we completed several value-enhancing transactions for our shareholders including those two hotel acquisitions and three loan refinancings that resulted in significant excess proceeds,” commented Monty J. Bennett, Ashford Trust’s Chairman and Chief Executive Officer.  “Our portfolio continues to outperform as our team constantly explores new avenues to unlock further value from our existing assets while also utilizing current market conditions to seek out differentiated investments in the lodging sector.  This is a mainstay of Ashford Trust’s strategy and has served us well throughout the years in delivering substantial returns for our shareholders.”

INVESTOR CONFERENCE CALL AND SIMULCAST

Ashford Hospitality Trust, Inc. will conduct a conference call on Friday, October 31, 2014, at 11:00 a.m. ET.  The number to call for this interactive teleconference is (913) 312-0827.  A replay of the conference call will be available through Friday, November 7, 2014, by dialing (719) 457-0820 and entering the confirmation number, 2125268.

The Company will also provide an online simulcast and rebroadcast of its third quarter 2014 earnings release conference call.  The live broadcast of Ashford Hospitality Trust’s quarterly conference call will be available online at the Company’s web site, www.ahtreit.com on Friday, October 31, 2014, beginning at 11:00 a.m. ET.  The online replay will follow shortly after the call and continue for approximately one year.

Substantially all of our non-current assets consist of real estate investments and debt investments secured by real estate.  Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time.  Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measures of performance, which are not measures of operating performance under GAAP, to assist in evaluating a real estate company’s operations. These supplemental measures include FFO, AFFO, EBITDA, and Hotel Operating Profit.  FFO is computed in accordance with our interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the NAREIT definition differently than us.  Neither FFO, AFFO, EBITDA, nor Hotel Operating Profit represents cash generated from operating activities as determined by GAAP and should not be considered as an alternative to a) GAAP net income (loss) as an indication of our financial performance or b) GAAP cash flows from operating activities as a measure of our liquidity, nor are such measures indicative of funds available to satisfy our cash needs, including our ability to make cash distributions.  However, management believes FFO, AFFO, EBITDA, and Hotel Operating Profit to be meaningful measures of a REIT’s performance and should be considered along with, but not as an alternative to, net income and cash flow as a measure of our operating performance.

*  *  *  *  *

Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing opportunistically in the hospitality industry across all segments and at all levels of the capital structure primarily within the United States.

Follow Chairman and CEO Monty Bennett on Twitter at www.twitter.com/MBennettAshford or @MBennettAshford.

Ashford has created an Ashford App for the hospitality REIT investor community.  The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to risks and uncertainties.  When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements.  Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Trust’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation:  general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; the degree and nature of our competition; and the satisfaction of conditions to, or the completion of, the proposed spin-off of Ashford Inc.  These and other risk factors are more fully discussed in Ashford Trust’s filings with the Securities and Exchange Commission.  EBITDA is defined as net income before interest, taxes, depreciation and amortization.  EBITDA yield is defined as trailing twelve month EBITDA divided by the purchase price.  A capitalization rate is determined by dividing the property’s annual net operating income by the purchase price.  Net operating income is the property’s funds from operations minus a capital expense reserve of either 4% or 5% of gross revenues.  Hotel EBITDA flow-through is the change in Hotel EBITDA divided by the change in total revenues.  Hotel EBITDA Margin is Hotel EBITDA divided by total revenues.  Funds from operations (“FFO”), as defined by the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) in April 2002, represents net income (loss) computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from sales of properties and extraordinary items as defined by GAAP, plus depreciation and amortization of real estate assets, and net of adjustments for the portion of these items related to unconsolidated entities and joint ventures.

The forward-looking statements included in this press release are only made as of the date of this press release.  Investors should not place undue reliance on these forward-looking statements.  We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	September 30,	December 31,
	2014	2013
	(unaudited)
ASSETS
Cash and cash equivalents	$280,574	$128,780
Marketable securities	44,273	29,601
Total cash, cash equivalents and marketable securities	324,847	158,381
Investments in hotel properties, net	2,143,642	2,164,389
Restricted cash	107,356	61,498
Accounts receivable, net of allowance of $274 and $242, respectively	29,153	21,791
Inventories	2,118	1,946
Notes receivable, net of allowance of $7,627 and $7,937, respectively	3,509	3,384
Investment in Highland Hospitality	145,405	139,302
Investment in Ashford Prime OP	55,589	56,243
Deferred costs, net	14,453	10,155
Prepaid expenses	11,151	7,519
Derivative assets	413	19
Other assets	4,674	4,303
Due from Ashford Prime, net	3,815	13,042
Due from affiliates	1,748	1,302
Due from related parties	1,200	—
Due from third-party hotel managers	14,635	33,728

Total assets	$2,863,708	$2,677,002

LIABILITIES AND EQUITY
Liabilities:
Indebtedness	$1,959,608	$1,818,929
Capital leases payable	—	28
Accounts payable and accrued expenses	93,536	70,683
Dividends payable	21,889	20,735
Unfavorable management contract liabilities	5,824	7,306
Due to related party	1,461	270
Due to third-party hotel managers	1,629	958
Liabilities associated with marketable securities and other	4,302	3,764
Other liabilities	5,103	1,286

Total liabilities	2,093,352	1,923,959

Redeemable noncontrolling interests in operating partnership	177,743	134,206

Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized -
Series A Cumulative Preferred Stock, 1,657,206 shares issued and outstanding at September 30, 2014 and December 31, 2013	17	17
Series D Cumulative Preferred Stock, 9,468,706 shares issued and outstanding at September 30, 2014 and December 31, 2013	95	95
Series E Cumulative Preferred Stock, 4,630,000 shares issued and outstanding at September 30, 2014 and December 31, 2013	46	46
Common stock, $0.01 par value, 200,000,000 shares authorized, 124,896,765 shares issued, 89,449,342 and 80,565,563 shares outstanding, respectively	1,249	1,249
Additional paid-in capital	1,729,338	1,652,743
Accumulated other comprehensive loss	(110)	(197)
Accumulated deficit	(1,013,529)	(896,110)
Treasury stock, at cost (35,447,423 shares and 44,331,202 shares, respectively)	(125,700)	(140,054)
Total shareholders’ equity of the Company	591,406	617,789
Noncontrolling interests in consolidated entities	1,207	1,048

Total equity	592,613	618,837

Total liabilities and equity	$2,863,708	$2,677,002

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(unaudited)		(unaudited)
REVENUE
Rooms	$165,623	$197,067	$491,542	$586,276
Food and beverage	25,268	34,444	82,521	117,328
Other	7,055	10,364	20,088	28,509

Total hotel revenue	197,946	241,875	594,151	732,113
Advisory services	3,127	—	9,266	—
Other	1,072	149	3,213	392

Total revenue	202,145	242,024	606,630	732,505

EXPENSES
Hotel operating expenses
Rooms	37,547	45,079	108,640	132,310
Food and beverage	18,628	25,860	57,330	80,651
Other expenses	64,349	74,275	195,469	215,923
Management fees	7,838	9,888	23,734	30,467

Total hotel operating expenses	128,362	155,102	385,173	459,351

Property taxes, insurance and other	10,451	12,474	29,052	36,385
Depreciation and amortization	28,421	32,777	81,262	98,099
Impairment charges	(105)	(101)	(310)	(296)
Transaction costs	533	126	616	1,296
Corporate, general and administrative:
Non-cash stock/unit-based compensation	4,734	4,156	16,964	17,049
Other general and administrative	10,370	9,309	30,326	25,631

Total operating expenses	182,766	213,843	543,083	637,515

OPERATING INCOME	19,379	28,181	63,547	94,990

Equity in earnings (loss) of unconsolidated entities	2,831	(10,105)	6,794	(14,626)
Interest income	27	12	45	61
Other income	2,564	314	5,841	6,446
Interest expense	(27,469)	(34,679)	(80,348)	(102,300)
Amortization of loan costs	(1,980)	(1,946)	(5,548)	(5,731)
Write-off of loan costs and exit fees	(8,319)	—	(10,353)	(1,971)
Unrealized gain (loss) on marketable securities	(2,875)	257	(3,818)	2,039
Unrealized loss on derivatives	(70)	(817)	(680)	(7,177)

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(15,912)	(18,783)	(24,520)	(28,269)
Income tax expense	(292)	(619)	(820)	(1,688)

LOSS FROM CONTINUING OPERATIONS	(16,204)	(19,402)	(25,340)	(29,957)
Gain on sale of hotel property, net of tax	—	—	3,491	—

NET LOSS	(16,204)	(19,402)	(21,849)	(29,957)
Loss from consolidated entities attributable to noncontrolling interests	124	175	146	890
Net loss attributable to redeemable noncontrolling interests in operating partnership	2,585	2,892	4,234	5,152

NET LOSS ATTRIBUTABLE TO THE COMPANY	(13,495)	(16,335)	(17,469)	(23,915)
Preferred dividends	(8,490)	(8,490)	(25,471)	(25,471)

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(21,985)	$(24,825)	$(42,940)	$(49,386)

LOSS PER SHARE — BASIC AND DILUTED
Basic:
Net loss attributable to common shareholders	$(0.24)	$(0.31)	$(0.50)	$(0.69)

Weighted average common shares outstanding — basic	90,322	79,898	86,961	72,068

Diluted:
Net loss attributable to common shareholders	$(0.24)	$(0.31)	$(0.50)	$(0.69)

Weighted average common shares outstanding — diluted	90,322	79,898	86,961	72,068

Dividends declared per common share:	$0.12	$0.12	$0.36	$0.36

Amounts attributable to common shareholders:
Net loss attributable to the Company	$(13,495)	$(16,335)	$(17,469)	$(23,915)
Preferred dividends	(8,490)	(8,490)	(25,471)	(25,471)

Net loss attributable to common shareholders	$(21,985)	$(24,825)	$(42,940)	$(49,386)

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

RECONCILIATION OF NET LOSS TO EBITDA

(in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Net loss	$(16,204)	$(19,402)	$(21,849)	$(29,957)
Loss from consolidated entities attributable to noncontrolling interests	124	175	146	890
Net loss attributable to redeemable noncontrolling interests in operating partnership	2,585	2,892	4,234	5,152
Net loss attributable to the Company	(13,495)	(16,335)	(17,469)	(23,915)

Interest income	(27)	(12)	(45)	(60)
Interest expense and amortization of loan costs	29,419	36,120	85,800	106,621
Depreciation and amortization	28,380	31,952	81,144	95,618
Income tax expense	292	619	832	1,688
Net loss attributable to redeemable noncontrolling interests in operating partnership	(2,585)	(2,892)	(4,234)	(5,152)
Equity in (earnings) loss of unconsolidated entities	(2,831)	10,105	(6,794)	14,626
Company’s portion of EBITDA of unconsolidated entities (Ashford Prime OP)	3,524	—	9,148	—
Company’s portion of EBITDA of unconsolidated entities (Highland)	24,240	19,262	73,642	63,398

EBITDA	66,917	78,819	222,024	252,824

Amortization of unfavorable management contract liabilities	(493)	(533)	(1,481)	(1,730)
Impairment charges	(105)	(101)	(310)	(296)
Gain on sale of hotel property	—	—	(3,503)	—
Write-off of loan costs and exit fees	8,319	—	10,353	1,971
Other income (1)	(2,564)	(314)	(5,841)	(6,446)
Transaction, acquisition and management conversion costs	533	326	616	1,626
Transaction costs related to spin-offs	1,370	2,587	2,557	6,442
Software implementation costs	20	—	275	—
Legal judgment	683	—	11,483	—
Unrealized (gain) loss on marketable securities	2,875	(257)	3,818	(2,039)
Unrealized loss on derivatives	70	817	680	7,177
Compensation adjustment related to modified employment terms	—	—	2,997	—
Non-cash stock/unit-based compensation	4,734	4,156	14,727	17,049
Company’s portion of adjustments to EBITDA of unconsolidated entities (Ashford Prime OP)	64	—	554	—
Company’s portion of adjustments to EBITDA of unconsolidated entities (Highland)	—	2	(513)	24

Adjusted EBITDA	$82,423	$85,502	$258,436	$276,602

(1)         Other income, primarily consisting of income from interest rate derivatives and net realized gain/loss on marketable securities in both periods, is excluded from Adjusted EBITDA.

RECONCILIATION OF NET LOSS TO FUNDS FROM OPERATIONS (“FFO”)

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Net loss	$(16,204)	$(19,402)	$(21,849)	$(29,957)
Loss from consolidated entities attributable to noncontrolling interests	124	175	146	890
Net loss attributable to redeemable noncontrolling interests in operating partnership	2,585	2,892	4,234	5,152
Preferred dividends	(8,490)	(8,490)	(25,471)	(25,471)

Net loss attributable to common shareholders	(21,985)	(24,825)	(42,940)	(49,386)

Depreciation and amortization on real estate	28,295	31,842	80,882	95,304
Gain on sale of hotel property	—	—	(3,503)	—
Net loss attributable to redeemable noncontrolling interests in operating partnership	(2,585)	(2,892)	(4,234)	(5,152)
Equity in (earnings) loss of unconsolidated entities	(2,831)	10,105	(6,794)	14,626
Company’s portion of FFO of unconsolidated entities (Ashford Prime OP)	2,093	—	4,864	—
Company’s portion of FFO of unconsolidated entities (Highland)	12,966	6,991	39,438	27,245

FFO available to common shareholders	15,953	21,221	67,713	82,637

Write-off of loan costs and exit fees	8,319	—	10,353	1,971
Impairment charges	(105)	(101)	(310)	(296)
Other income (1)	(2,564)	(314)	(5,841)	(231)
Legal judgment	683	—	11,483	—
Transaction, acquisition and management conversion costs	533	326	616	1,626
Transaction costs related to spin-offs	1,370	2,587	2,557	6,442
Unrealized (gain) loss on marketable securities	2,875	(257)	3,818	(2,039)
Unrealized loss on derivatives	70	817	680	7,177
Software implementation costs	20	—	275	—
Compensation adjustment related to modified employment terms	—	—	2,997	—
Equity-based compensation adjustment related to modified employment terms	—	—	—	4,678
Company’s portion of adjustments to FFO of unconsolidated entities (Ashford Prime OP)	6	—	394	—
Company’s portion of adjustments to FFO of unconsolidated entities (Highland)	—	2	(513)	24

Adjusted FFO available to common shareholders	$27,160	$24,281	$94,222	$101,989

Adjusted FFO per diluted share available to common shareholders	$0.25	$0.25	$0.88	$1.12

Weighted average diluted shares	110,396	98,982	106,797	90,800

(1)         Other income, primarily consisting of net realized gain/loss on marketable securities in both periods, is excluded from Adjusted FFO.

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

ASHFORD TRUST (INCLUDING 71.74% PRO RATA SHARE OF HIGHLAND HOSPITALITY PORTFOLIO)

SUMMARY OF INDEBTEDNESS

SEPTEMBER 30, 2014

(dollars in thousands)

(unaudited)

							Proforma	Proforma
			Fixed-Rate	Floating-Rate		Total	TTM Hotel	TTM EBITDA
Indebtedness	Maturity	Interest Rate	Debt	Debt		Debt	EBITDA	Debt Yield

Goldman Sachs - 5 hotels	November 2014	Greater of 6.40% or LIBOR + 6.15%	$—	$211,000	(2)	$211,000	$26,587	12.6%
Wells Senior - 25 hotels	March 2015	LIBOR + 3.00%	—	380,222	(3)	380,222	73,009	19.2%
Mezz 1 - 28 hotels	March 2015	Greater of 7.00% or LIBOR + 6.00%	—	93,206	(3)	93,206	97,858	15.7%
Mezz 2 - 28 hotels	March 2015	Greater of 8.00% or LIBOR + 7.00%	—	88,730	(3)	88,730	97,858	13.7%
Mezz 3 - 28 hotels	March 2015	Greater of 10.50% or LIBOR + 9.50%	—	76,055	(3)	76,055	97,858	12.4%
Mezz 4 - 28 hotels	March 2015	LIBOR + 2.00%	—	13,218	(3)	13,218	97,858	12.2%
Merrill 1 - 10 hotels	July 2015	5.22%	146,530	—		146,530	22,686	15.5%
UBS 2 - 8 hotels	December 2015	5.70%	93,320	—		93,320	12,826	13.7%
Merrill 2 - 5 hotels	February 2016	5.53%	106,032	—		106,032	18,290	17.2%
Merrill 7 - 5 hotels	February 2016	5.53%	76,170	—		76,170	12,883	16.9%
Morgan Stanley MIP - 5 hotels	February 2016	LIBOR + 4.75%	—	200,000	(1)	200,000	20,505	10.3%
Morgan Stanley Pool A - 7 hotels	August 2016	LIBOR + 4.35%	—	301,000	(5)	301,000	29,669	9.9%
Morgan Stanley Pool B - 5 hotels	August 2016	LIBOR + 4.35%	—	62,900	(5)	62,900	6,543	10.4%
JPM Chase - 1 hotel	August 2016	LIBOR + 4.20%	—	37,500	(5)	37,500	4,481	11.9%
Wachovia 1 - 5 hotels	April 2017	5.95%	112,250	—		112,250	14,043	12.5%
Wachovia 2 - 7 hotels	April 2017	5.95%	122,801	—		122,801	14,303	11.6%
Wachovia 5 - 5 hotels	April 2017	5.95%	100,895	—		100,895	11,973	11.9%
Wachovia 6 - 5 hotels	April 2017	5.95%	153,524	—		153,524	16,966	11.1%
Morgan Stanley Boston Back Bay - 1 hotel	January 2018	4.38%	71,906	—		71,906	10,141	14.1%
Morgan Stanley Princeton/Nashville - 2 hotels	January 2018	4.44%	78,632	—		78,632	14,708	18.7%
Omni American Bank - 1 hotel	July 2019	LIBOR + 3.75% (6)	—	5,525		5,525	697	12.6%
GACC Gateway - 1 hotel	November 2020	6.26%	100,246	—		100,246	15,449	15.4%
GACC Jacksonville RI - 1 hotel	January 2024	5.49%	10,709	—		10,709	1,362	12.7%
GACC Manchester RI - 1 hotel	January 2024	5.49%	7,337	—		7,337	1,059	14.4%
Key Bank Manchester CY - 1 hotel	May 2024	4.99%	6,869 (4)	—		6,869	941	13.7%
Morgan Stanley Pool C1 - 3 hotels	August 2024	5.20%	67,520	—		67,520	7,949	11.8%
Morgan Stanley Pool C2 - 2 hotels	August 2024	4.85%	12,500	—		12,500	1,726	13.8%
Morgan Stanley Pool C3 - 3 hotels	August 2024	4.90%	24,980	—		24,980	3,091	12.4%
Unencumbered hotels			—	—		—	1,509	N/A

Total			$1,292,221	$1,469,356		$2,761,577	$343,396	12.4%

Percentage			46.8%	53.2%		100.0%

Weighted average interest rate			5.55%	5.14%		5.33%

All indebtedness is non-recourse.

(1) This mortgage loan has three one-year extension options beginning February 2016, subject to satisfaction of certain conditions.

(2) This mortgage loan has three one-year extension options beginning November 2014, subject to satisfaction of certain conditions.

(3) Each of these loans has a one-year extension option beginning March 2015.

(4) On May 1, 2014, we refinanced our $5.1 million loan due May 2014 with a $6.9 million loan due May 2024 with no extension options.  The new loan provides for a fixed interest rate of 4.99%.

(5) This mortgage loan has three one-year extension options beginning August 2016, subject to satisfaction of certain conditions.

(6) The interest rate on this mortgage loan which closed in July 2014 changes to a 4% fixed rate after 18 months.

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

ASHFORD TRUST (INCLUDING 71.74% PRO RATA SHARE OF HIGHLAND HOSPITALITY PORTFOLIO)

INDEBTEDNESS BY MATURITY ASSUMING EXTENSION OPTIONS ARE EXERCISED

SEPTEMBER 30, 2014

(in thousands)

(unaudited)

	2014	2015	2016	2017	2018	Thereafter	Total

Merrill 1 - 10 hotels	$—	$142,922	$—	$—	$—	$—	$142,922
UBS 2 - 8 hotels	—	90,680	—	—	—	—	90,680
Merrill 2 - 5 hotels	—	—	101,741	—	—	—	101,741
Merrill 7 - 5 hotels	—	—	73,086	—	—	—	73,086
Wells Senior - 25 hotels	—	—	380,222	—	—	—	380,222
Mezz 1 - 28 hotels	—	—	93,206	—	—	—	93,206
Mezz 2 - 28 hotels	—	—	88,730	—	—	—	88,730
Mezz 3 - 28 hotels	—	—	76,055	—	—	—	76,055
Mezz 4 - 28 hotels	—	—	13,218	—	—	—	13,218
Wachovia 1 - 5 hotels	—	—	—	107,351	—	—	107,351
Wachovia 5 - 5 hotels	—	—	—	96,492	—	—	96,492
Wachovia 6 - 5 hotels	—	—	—	146,823	—	—	146,823
Wachovia 2 - 7 hotels	—	—	—	117,441	—	—	117,441
Goldman Sachs - 5 hotels	—	—	—	211,000	—	—	211,000
Morgan Stanley Boston Back Bay - 1 hotel	—	—	—	—	67,358	—	67,358
Morgan Stanley Princeton/Nashville - 2 hotels	—	—	—	—	73,703	—	73,703
GACC Gateway - 1 hotel	—	—	—	—	—	89,886	89,886
GACC Jacksonville RI - 1 hotel	—	—	—	—	—	9,036	9,036
GACC Manchester RI - 1 hotel	—	—	—	—	—	6,191	6,191
Morgan Stanley MIP - 5 hotels	—	—	—	—	—	200,000	200,000
Key Bank Manchester CY - 1 hotel	—	—	—	—	—	5,671	5,671
Morgan Stanley Pool A - 7 hotels	—	—	—	—	—	301,000	301,000
Morgan Stanley Pool B - 5 hotels	—	—	—	—	—	62,900	62,900
Morgan Stanley Pool C - 8 hotels	—	—	—	—	—	90,889	90,889
Omni American Bank - 1 hotel	—	—	—	—	—	5,168	5,168
JPM Chase - 1 hotel	—	—	—	—	—	37,500	37,500

Principal due in future periods	$—	$233,602	$826,258	$679,107	$141,061	$808,241	$2,688,269

Scheduled amortization payments remaining	5,378	20,706	13,995	12,753	3,854	16,622	73,308

Total indebtedness of continuing operations	$5,378	$254,308	$840,253	$691,860	$144,915	$824,863	$2,761,577

ASHFORD TRUST (INCLUDING 71.74% PRO RATA SHARE OF HIGHLAND HOSPITALITY PORTFOLIO)

KEY PERFORMANCE INDICATORS - PRO FORMA

(dollars in thousands)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2014	2013	% Variance	2014	2013	% Variance

ALL HOTELS INCLUDED IN ASHFORD TRUST PORTFOLIO:

Room revenues (in thousands)	$230,328	$204,987	12.36%	$680,453	$624,468	8.97%
RevPAR	$108.42	$96.50	12.35%	$107.95	$98.67	9.41%
Occupancy	78.19%	74.04%	5.61%	77.24%	73.95%	4.45%
ADR	$138.66	$130.33	6.39%	$139.76	$133.42	4.75%

NOTES:

(1)         The above pro forma table assumes the 88 hotel properties included in the Company’s operations and the 28 hotel properties included in Highland Hospitality Portfolio (PIM Highland Holding LLC) were owned as of the beginning of each of the periods presented.

ALL HOTELS NOT UNDER RENOVATION INCLUDED IN ASHFORD TRUST PORTFOLIO:
Room revenues (in thousands)	$217,487	$192,586	12.93%	$638,920	$585,598	9.11%
RevPAR	$109.71	$97.15	12.93%	$108.61	$99.15	9.54%
Occupancy	78.70%	74.21%	6.05%	77.36%	73.98%	4.57%
ADR	$139.40	$130.91	6.49%	$140.40	$134.01	4.77%

NOTES:

(1)         The above pro forma table assumes the 83 hotel properties included in the Company’s operations and the 27 hotel properties inlcuded in Highland Hospitality Portfolio (PIM Highland Holding LLC) at September 30, 2014,  but not under renovation for the three months ended September 30, 2014, were owned as of the beginning of each of the periods presented.

(2)         Excluded Hotels Under Renovation: Hilton Fort Worth, Sheraton Minnetonka, Crowne Plaza Beverly Hills, Residence Inn Phoenix Airport, Springhill Suites Orlando LBV, Hilton Tampa

(3)         On January 1, 2013, Marriott converted from a fiscal year with 12 weeks of operations in each of the first three quarters of the year and 16 weeks in the fourth quarter of the year, to calendar quarters.  The above pro forma tables reflect an extra 3 days in Marriott-managed properties for the nine months ended September 30, 2013.

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

PRO FORMA HOTEL OPERATING PROFIT MARGIN

(unaudited)

THE FOLLOWING PRO FORMA EBITDA MARGIN TABLE REFLECTS THE 88 HOTELS INCLUDED IN THE COMPANY’S OPERATIONS AND THE COMPANY’S 71.74% SHARE OF THE 28 HOTELS INCLUDED IN THE HIGHLAND HOSPITALITY PORTFOLIO (PIM HIGHLAND HOLDING LLC), AS IF THESE HOTELS WERE OWNED AT THE BEGINNING OF THE FIRST COMPARATIVE REPORTING PERIOD.

116 Trust
Properties
HOTEL OPERATING PROFIT (HOTEL EBITDA) MARGIN:

3rd Quarter 2014	31.38%
3rd Quarter 2013	29.51%
Variance	1.87%

HOTEL OPERATING PROFIT (HOTEL EBITDA) MARGIN VARIANCE BREAKDOWN:

Rooms	0.37%
Food & Beverage and Other Departmental	0.96%
Administrative & General	0.45%
Sales & Marketing	0.40%
Hospitality	0.03%
Repair & Maintenance	0.25%
Energy	0.14%
Franchise Fee	-0.14%
Management Fee	0.01%
Incentive Management Fee	-0.75%
Insurance	0.16%
Property Taxes	-0.14%
Other Taxes	0.02%
Leases/Other	0.11%
Total	1.87%

ASHFORD TRUST (INCLUDING 71.74% PRO RATA SHARE OF HIGHLAND HOSPITALITY PORTFOLIO)

PRO FORMA HOTEL OPERATING PROFIT

(dollars in thousands)

(unaudited)

ALL HOTELS INCLUDED IN ASHFORD TRUST PORTFOLIO:

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2014	2013	% Variance	2014	2013	% Variance
REVENUE
Rooms	$230,328	$204,987	12.4%	$680,453	$624,468	9.0%
Food and beverage	43,347	40,595	6.8%	143,439	138,249	3.8%
Other	10,099	9,920	1.8%	28,382	27,767	2.2%
Total hotel revenue	283,774	255,502	11.1%	852,274	790,484	7.8%

EXPENSES
Rooms	51,475	47,363	8.7%	149,498	140,586	6.3%
Food and beverage	31,406	30,203	4.0%	97,985	95,106	3.0%
Other direct	5,211	5,207	0.1%	15,027	15,097	-0.5%
Indirect	78,841	74,039	6.5%	233,155	220,558	5.7%
Management fees, includes base and incentive fees	13,135	9,936	32.2%	39,589	33,664	17.6%
Total hotel operating expenses	180,068	166,748	8.0%	535,254	505,011	6.0%
Property taxes, insurance, and other	14,669	13,350	9.9%	41,744	40,017	4.3%
HOTEL OPERATING PROFIT (Hotel EBITDA)	89,037	75,404	18.1%	275,276	245,456	12.1%
Hotel EBITDA Margin	31.38%	29.51%	1.87%	32.30%	31.05%	1.25%

Minority interest in earnings of consolidated joint ventures	105	80	31.3%	227	192	18.2%
HOTEL OPERATING PROFIT (Hotel EBITDA), excluding minority interest in joint ventures	$88,932	$75,324	18.1%	$275,049	$245,264	12.1%

NOTES:

(1)         The above pro forma table assumes the 88 hotel properties included in the Company’s operations and the 28 hotel properties included in Highland Hospitality Portfolio (PIM Highland Holding LLC) were owned as of the beginning of each of the periods presented.

(2)         On January 1, 2013, Marriott converted from a fiscal year with 12 weeks of operations in each of the first three quarters of the year and 16 weeks in the fourth quarter of the year, to calendar quarters.   The above pro forma tables reflects an extra 3 days in Marriott-managed properties for the nine months ended September 30, 2013.

ALL HOTELS INCLUDED IN ASHFORD TRUST PORTFOLIO NOT UNDER RENOVATION:

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2014	2013	% Variance	2014	2013	% Variance
REVENUE
Rooms	$217,487	$192,586	12.9%	$638,920	$585,598	9.1%
Food and beverage	41,066	38,440	6.8%	135,908	130,791	3.9%
Other	9,278	9,171	1.2%	25,945	25,668	1.1%
Total hotel revenue	267,831	240,197	11.5%	800,773	742,057	7.9%

EXPENSES
Rooms	48,585	44,596	8.9%	140,620	132,243	6.3%
Food and beverage	29,930	28,804	3.9%	93,286	90,587	3.0%
Other direct	4,880	4,899	-0.4%	13,993	14,185	-1.4%
Indirect	73,936	69,200	6.8%	218,099	206,021	5.9%
Management fees, includes base and incentive fees	12,422	9,379	32.4%	37,316	31,801	17.3%
Total hotel operating expenses	169,753	156,878	8.2%	503,314	474,837	6.0%
Property taxes, insurance, and other	13,788	12,507	10.2%	39,552	37,888	4.4%
HOTEL OPERATING PROFIT (Hotel EBITDA)	84,290	70,812	19.0%	257,907	229,332	12.5%
Hotel EBITDA Margin	31.47%	29.48%	2.00%	32.21%	30.90%	1.30%

Minority interest in earnings of consolidated joint ventures	105	80	31.3%	227	192	18.2%
HOTEL OPERATING PROFIT (Hotel EBITDA),
excluding minority interest in joint ventures	$84,185	$70,732	19.0%	$257,680	$229,140	12.5%

NOTES:

(1)         The above pro forma table assumes the 83 hotel properties included in the Company’s operations and the 27 hotel properties inlcuded in Highland  Hospitality Portfolio (PIM Highland Holding LLC) at September 30, 2014,  but not under renovation for the three months ended September 30, 2014, were owned as of the beginning of each of the periods presented.

(2)         Excluded Hotels Under Renovation: Hilton Fort Worth, Sheraton Minnetonka, Crowne Plaza Beverly Hills, Residence Inn Phoenix Airport, Springhill Suites Orlando LBV, Hilton Tampa

(3)         On January 1, 2013, Marriott converted from a fiscal year with 12 weeks of operations in each of the first three quarters of the year and 16 weeks in the fourth quarter of the year, to calendar quarters.   The above pro forma tables reflect an extra 3 days in Marriott-managed properties for the nine months ended September 30, 2013.

HIGHLAND HOSPITALITY PORTFOLIO

(PIM Highland Holding LLC)

 PRO FORMA HOTEL OPERATING PROFIT

 (dollars in thousands)

 (unaudited)

71.74% PRO RATA SHARE OF ALL HOTELS INCLUDED IN HIGHLAND HOSPITALITY PORTFOLIO:

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2014	2013	% Variance	2014	2013	% Variance
REVENUE
Rooms	$64,380	$55,389	16.2%	$186,599	$168,830	10.5%
Food and beverage	17,571	16,530	6.3%	58,165	55,984	3.9%
Other	3,107	2,790	11.4%	8,654	7,977	8.5%
Total hotel revenue	85,058	74,709	13.9%	253,418	232,791	8.9%

EXPENSES
Rooms	13,946	12,402	12.4%	39,874	37,223	7.1%
Food and beverage	12,311	11,784	4.5%	38,103	37,297	2.2%
Other direct	1,194	1,266	-5.7%	3,522	3,754	-6.2%
Indirect	23,483	21,598	8.7%	70,066	65,467	7.0%
Management fees, includes base and incentive fees	3,685	2,661	38.5%	10,721	8,534	25.6%
Total hotel operating expenses	54,619	49,711	9.9%	162,286	152,275	6.6%
Property taxes, insurance, and other	4,222	4,045	4.4%	12,845	12,370	3.8%
HOTEL OPERATING PROFIT (Hotel EBITDA)	$26,217	$20,953	25.1%	$78,287	$68,146	14.9%
Hotel EBITDA Margin	30.82%	28.05%	2.78%	30.89%	29.27%	1.62%

NOTES:

(1)         The above pro forma table assumes the 28 hotel properties inlcuded in Highland Hospitality Portfolio (PIM Highland Holding LLC) at September 30, 2014, were owned as of the beginning of each of the periods presented.

(2)         On January 1, 2013, Marriott converted from a fiscal year with 12 weeks of operations in each of the first three quarters of the year and 16 weeks in the fourth quarter of the year, to calendar quarters.   The above proforma tables reflects an extra 3 days in Marriott-managed properties for the nine months ended September 30, 2013.

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

PRO FORMA HOTEL REVENUE & EBITDA FOR TRAILING TWELVE MONTHS

(dollars in thousands)

(unaudited)

THE FOLLOWING PRO FORMA SEASONALITY TABLE REFLECTS THE 88 HOTELS INCLUDED IN THE COMPANY’S  OPERATIONS AND THE COMPANY’S 71.74% SHARE OF THE 28 HOTELS INCLUDED IN HIGHLAND HOSPITALITY PORTFOLIO (PIM HIGHLAND HOLDING LLC) AS IF THESE HOTELS WERE OWNED AT THE BEGINNING OF THE FIRST COMPARATIVE REPORTING PERIOD.

	2014	2014	2014	2013
	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	TTM

Ashford Trust Portfolio
Total Hotel Revenue	$283,774	$298,604	$269,899	$244,088	$1,096,365
Hotel EBITDA	$89,037	$102,386	$83,853	$68,120	$343,396
Hotel EBITDA Margin	31.38%	34.29%	31.07%	27.91%	31.32%

EBITDA % of Total TTM	25.9%	29.8%	24.4%	19.8%	100.0%

JV Interests in EBITDA	$105	$83	$39	$73	$300

71.74% of PIM Highland Holding LLC Portfolio (included in Ashford Trust above)
Total Hotel Revenue	$85,058	$90,417	$77,946	$73,095	$326,516
Hotel EBITDA	$26,217	$30,539	$21,531	$19,571	$97,858
Hotel EBITDA Margin	30.82%	33.78%	27.62%	26.77%	29.97%

EBITDA % of Total TTM	26.8%	31.2%	22.0%	20.0%	100.0%

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

INCLUDING 71.74% PRO RATA SHARE OF HIGHLAND HOSPITALITY PORTFOLIO (PIM HIGHLAND HOLDING LLC)

PRO FORMA HOTEL REVPAR BY MARKET

(unaudited)

			Three Months Ended			Nine Months Ended
	Number of	Number of	September 30,			September 30,
Region	Hotels	Rooms	2014	2013	% Change	2014	2013	% Change

Atlanta, GA Area	9	1,428	$104.35	$87.93	18.7%	$97.72	$87.93	11.1%
Boston, MA Area	2	506	$223.90	$185.30	20.8%	$182.20	$163.45	11.5%
Dallas / Ft. Worth Area	7	1,379	$95.09	$87.16	9.1%	$101.37	$91.72	10.5%
Houston, TX Area	3	607	$107.09	$105.50	1.5%	$112.85	$109.21	3.3%
Los Angeles, CA Metro Area	8	1,783	$99.81	$92.92	7.4%	$107.91	$96.06	12.3%
Miami, FL Metro Area	3	584	$89.65	$77.16	16.2%	$121.09	$110.09	10.0%
Minneapolis - St. Paul, MN-WI Area	2	520	$108.84	$101.52	7.2%	$99.27	$92.99	6.8%
New York / New Jersey Metro Area	7	1,559	$116.23	$107.52	8.1%	$110.77	$104.21	6.3%
Orlando, FL Area	6	1,834	$70.07	$67.08	4.5%	$83.85	$79.67	5.3%
Philadelphia, PA Area	3	648	$99.47	$89.92	10.6%	$94.08	$88.68	6.1%
San Diego, CA Area	2	410	$118.82	$107.44	10.6%	$106.27	$95.88	10.8%
San Francisco - Oakland, CA Metro Area	6	1,368	$137.43	$116.81	17.7%	$125.22	$108.82	15.1%
Tampa, FL Area	3	582	$72.48	$65.34	10.9%	$98.40	$89.68	9.7%
Washington DC - MD - VA Area	10	2,290	$119.90	$100.88	18.9%	$123.22	$115.63	6.6%
Other Areas	45	7,592	$109.40	$97.37	12.3%	$104.85	$95.31	10.0%

Total Portfolio	116	23,090	$108.42	$96.50	12.4%	$107.95	$98.67	9.4%

NOTES:

(1)     The above pro forma table presents the 88 hotel properties included in the Company’s operations and the 28 hotel properties included in Highland Hospitality Portfolio (PIM Highland Holding LLC) as if these hotels were owned as of the beginning of each of the periods presented.

ASHFORD HOSPITALITY TRUST, INC.

INCLUDING 71.74% PRO RATA SHARE OF HIGHLAND HOSPITALITY PORTFOLIO (PIM HIGHLAND HOLDING LLC)

PRO FORMA HOTEL OPERATING PROFIT (HOTEL EBITDA) BY MARKET

(unaudited)

			Three Months Ended					Nine Months Ended
			September 30,					September 30,
	Number of	Number of		% of		% of			% of		% of
Region	Hotels	Rooms	2014	Total	2013	Total	% Change	2014	Total	2013	Total	% Change

Atlanta, GA Area	9	1,428	$5,251	5.9%	$3,963	5.3%	32.5%	$14,286	5.2%	$11,757	4.8%	21.5%
Boston, MA Area	2	506	5,276	5.9%	4,349	5.8%	21.3%	11,686	4.2%	10,431	4.2%	12.0%
Dallas / Ft. Worth Area	7	1,379	4,670	5.2%	3,456	4.6%	35.1%	15,434	5.6%	13,556	5.5%	13.9%
Houston, TX Area	3	607	2,545	2.9%	2,588	3.4%	-1.7%	8,779	3.2%	8,307	3.4%	5.7%
Los Angeles, CA Metro Area	8	1,783	5,733	6.4%	5,262	7.0%	9.0%	22,277	8.1%	19,002	7.7%	17.2%
Miami, FL Metro Area	3	584	1,042	1.2%	526	0.7%	98.1%	7,901	2.9%	6,571	2.7%	20.2%
Minneapolis - St. Paul, MN-WI Area	2	520	2,376	2.7%	2,345	3.1%	1.3%	6,212	2.3%	5,968	2.4%	4.1%
New York / New Jersey Metro Area	7	1,559	6,942	7.8%	6,293	8.3%	10.3%	20,856	7.6%	19,678	8.0%	6.0%
Orlando, FL Area	6	1,834	2,542	2.9%	2,434	3.2%	4.4%	13,396	4.9%	12,757	5.2%	5.0%
Philadelphia, PA Area	3	648	2,069	2.3%	1,726	2.3%	19.9%	5,669	2.1%	4,985	2.0%	13.7%
San Diego, CA Area	2	410	1,822	2.0%	1,673	2.2%	8.9%	4,474	1.6%	4,127	1.7%	8.4%
San Francisco - Oakland, CA Metro Area	6	1,368	6,880	7.7%	5,671	7.5%	21.3%	18,564	6.7%	15,103	6.2%	22.9%
Tampa, FL Area	3	582	802	0.9%	785	1.0%	2.2%	6,202	2.3%	5,663	2.3%	9.5%
Washington DC - MD - VA Area	10	2,290	9,766	11.0%	7,600	10.1%	28.5%	31,546	11.5%	29,049	11.8%	8.6%
Other Areas	45	7,592	31,321	35.2%	26,733	35.5%	17.2%	87,994	32.0%	78,503	32.0%	12.1%

Total Portfolio	116	23,090	$89,037	100.0%	$75,404	100.0%	18.1%	$275,276	100.0%	$245,456	100.0%	12.1%

NOTES:

(1)     The above pro forma table presents the 88 hotel properties included in the Company’s operations and the 28 hotel properties included in Highland Hospitality Portfolio (PIM Highland Holding LLC) as if these hotels were owned as of the beginning of each of the periods presented.

(2)     The above pro forma table includes hotel operating profit for 100% of the 88 hotel properties included in the Company’s continuing operations and the Company’s 71.74% share of the 28 hotels included in Highland Hospitality Portfolio (PIM Highland Holding LLC) as if these hotels were owned as of the beginning of each of the periods presented.

(3)     On January 1, 2013, Marriott converted from a fiscal year with 12 weeks of operations in each of the first three quarters of the year and 16 weeks in the fourth quarter of the year, to calendar quarters.   The above pro forma tables reflects an extra 3 days in Marriott-managed properties for the nine months ended September 30, 2013.

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

TOTAL ENTERPRISE VALUE

SEPTEMBER 30, 2014

(in thousands except share price)

(unaudited)

September 30,
2014
End of quarter diluted shares outstanding	91,058
Partnership units outstanding (common share equivalents)	19,838
Combined diluted shares and partnership units outstanding	110,896
Common stock price at quarter end	$10.22
Market capitalization at quarter end	$1,133,358
Series A preferred stock	$41,430
Series D preferred stock	$236,718
Series E preferred stock	$115,750
Debt on balance sheet date*	$2,761,577
Joint venture partners’ share of consolidated debt	$(2,131)
Net working capital (see below)	$(546,810)
Total enterprise value (TEV)*	$3,739,892

Ashford Prime Investment:
Partnership units owned at end of quarter	4,978
Common stock price at quarter end	$15.23
Market value of Ashford Prime investment	$75,815

Cash & cash equivalents*	$300,544
Marketable securities, net	39,870
Restricted cash*	182,686
Accounts receivable, net*	42,983
Prepaid expenses*	17,498
Due from affiliates, net*	3,733
Due from 3rd party hotel managers, net*	29,759
Market value of Ashford Prime investment	75,815
Total current assets	$692,888

Accounts payable, net & accrued expenses*	$124,187
Dividends payable	21,890
Total current liabilities	$146,077

Net working capital**	$546,810

* Includes the Company’s 71.74% interest in Highland Hospitality

**Calculation only includes our 85% portion of the Interstate joint venture.

Ashford Hospitality Trust, Inc.

Anticipated Capital Expenditures Calendar (a)

		2014
		1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
	Rooms	Actual	Actual	Actual	Estimated
Courtyard Boston Downtown	315	x	x		x
Courtyard Bloomington	117	x	x
Courtyard Overland Park	168	x	x
Crowne Plaza Ravinia	495	x	x
Embassy Suites Crystal City	267	x	x
Hampton Inn Terre Haute	112	x	x
Residence Inn Newark	168	x	x
Residence Inn Plano	126	x	x
Sheraton Indianapolis	378	x	x
Crowne Plaza Key West	160	x
Embassy Suites Portland Downtown	276	x
Hilton Costa Mesa	486	x
Hyatt Regency Wind Watch	358	x
Marriott Sugarland	300	x
Renaissance Nashville	673	x
Residence Inn Evansville	78	x
Residence Inn Hartford	96	x
Residence Inn San Diego Sorrento Mesa	150	x
Silversmith	143	x
Hilton Fort Worth	294		x	x
Sheraton Minnetonka	220		x	x
Courtyard Tipton Lakes	90		x
Marriott Dallas Market Center	265		x
Marriott RTP	225		x
Crowne Plaza Beverly Hills	258			x	x
Residence Inn Phoenix Airport	200			x	x
Springhill Suites Orlando LBV	400			x	x
Hilton Tampa	238			x	x
Courtyard Newark/Silicon Valley	181				x
Embassy Suites Flagstaff	119				x
Hilton Minneapolis	300				x
Hilton Parsippany	354				x
Hyatt Regency Savannah	351				x
Marriott Bridgewater	347				x
Sheraton Bucks County	186				x

(a) Only hotels which have had or are expected to have significant capital expenditures that could result in displacement during 2014 are included in this table.